                                                                 Exhibit 9(i)(a)

                                                        Dated: December 12, 1989
                                                         Amended: March 23, 1998

                                   SCHEDULE A
                                     TO THE
                TRANSFER AGENCY AND ACCOUNTING SERVICES AGREEMENT
                                     BETWEEN
                              THE FIFTH THIRD BANK
                                       AND
                              FOUNTAIN SQUARE FUNDS

         The following sets forth the list of Funds included and the compensation paid by the Funds to Fifth Third Bank for its services under the Transfer Agency and Accounting Services Agreement:

                                      FUNDS
                                      -----

(A)      Money Market Funds

         Fountain Square U.S. Treasury Obligations Fund
         Fountain Square Commercial Paper Fund
         Fountain Square Government Cash Reserves Fund
         Fountain Square Tax Exempt Fund

(B)      Fluctuating Net Asset Value Funds

         Fountain Square Balanced Fund
         Fountain Square Mid Cap Fund
         Fountain Square Government Securities Fund
         Fountain Square Quality Bond Fund
         Fountain Square Quality Growth Fund
         Fountain Square Ohio Tax Free Bond Fund
         Fountain Square International Equity Fund
         Fountain Square Equity Income Fund
         Fountain Square Bond Fund for Income
         Fountain Square Municipal Bond Fund
         Fountain Square Pinnacle Fund
         Fountain Square Cardinal Fund

                                  COMPENSATION
                                  ------------

(A)      Transfer Agency Fees

          (1) Accounts Maintained on Fifth Third Bank's System (other than the International Equity Fund)


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
               Base Fee (omnibus accounts only):                                  $300.00 per month per Fund
                                                                                  per Class

               Transaction Charges (omnibus accounts only):                       $4.50 per transaction

               The monthly fee for omnibus accounts is limited to a maximum of $800.00 per Fund per class.

               Per Account Charges
               (fully disclosed/non-omnibus accounts):                            $21.00 per account per year
                                                                                  for Money Market Funds
                                                                                  $18.00 per account per year
                                                                                  for Fluctuating Net Asset
                                                                                  Value Funds

          (2) Accounts Maintained on a Sub-Transfer Agent's System (other than the International Equity Fund, Accounts of the Pinnacle Fund in existence as of date of reorganization, or Fund Direct Accounts).

               $25.00 per account per year. The minimum monthly fee per Fund per month shall be $600.00.

          (3)  International Equity Fund

               Flat Fee: $18,000.00 annually to be paid by the Fund in equal monthly amounts of $1,500.00.

               Per Account Charges: $16.00 per account per year.

          (4)  Pinnacle Fund Accounts in Existence As of Date of Reorganization

               Flat Fee: $18,000.00 annually to be paid by the Fund in equal monthly amounts of $1,500.00.

               Per Account Charges: $17.50 per account per year.

          (5)  Fund Direct Accounts

               Per Account Charges (per Fund/Class):                              $21.00 per account per year
                                                                                  for Money Market Funds
                                                                                  $18.00 per account per year
                                                                                  for Fluctuating Net Asset
                                                                                  Value Funds



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               The fee for Fund Direct Accounts is subject to a minimum fee of
               $1,500 per month per Fund/Class.

In addition to the above transfer agent fees, the Funds will reimburse Fifth Third Bank for certain out-of-pocket costs, including items such as expenses for postage, forms, statements, record storage, printing, communication lines, statement mailings, confirmations and other shareholder correspondence and any assessments taxes or levies assessed on the transfer agent for services provided under the contract. These out-of-pocket expenses will be charged to the Funds at Fifth Third Bank's cost. Fifth Third Bank will not mark up any of these charges to the Funds.

(B)  Fund Accounting Fees (Per Fund Per Year)

          (1)  All Funds Except International Equity Fund

                           Assets                                                       Fees
                           ------                                                       ----

                  Up to $500 million                                                    0.020%
                  Over $500 million and
                           up to $1 billion                                             0.015%
                  Over $1 billion                                                       0.010%

               There shall be an annual fee of $10,000 per additional Class of shares per Fund. The minimum annual fee per Fund shall be $30,000.

          (2)  International Equity Fund
               0.050% of Fund assets, with a minimum fee of $50,000.00 per year.

In addition to the above Fund accounting fees, the Funds shall reimburse Fifth Third Bank for certain out-of-pocket expenses, including pricing of portfolio securities.

                                       FOUNTAIN SQUARE FUNDS


                                       By:  /S/ STEPHEN G. MINTOS
                                            ----------------------
                                            Stephen G. Mintos, President

                                       THE FIFTH THIRD BANK


                                        By:  /S/ SCOTT N. DEGERBERG
                                             ----------------------
                                             Scott N. Degerberg
                                               Vice President